Exhibit 10.33

TRANSITIONAL INTELLECTUAL PROPERTY LICENSE AGREEMENT

This TRANSITIONAL INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”), dated as of [•] (the “Effective Date”), is made and entered into by and among ING Groep N.V., a naamloze vennootschap formed under the laws of The Netherlands (“Group”), and ING U.S., Inc. (“ING U.S.”), a corporation incorporated under the laws of Delaware.

RECITALS

WHEREAS, ING U.S. and its Subsidiaries use and desire to continue to use certain intellectual property rights of Group in connection with their respective businesses;

WHEREAS, Group desires to grant a license under certain intellectual property rights under the terms and conditions as set forth in this Agreement to ING U.S. and its Subsidiaries for use by each of them in connection with their respective businesses.

NOW THEREFORE, in consideration of the premises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used herein, including for purposes of the Preamble and the Recitals hereof, the following terms have the respective meanings set forth below:

“AAA” has the meaning set forth in Section 6.2(b)(i).

“Affiliates” means, with respect to a person, those other persons that, directly or indirectly, control, are controlled by or are under common control with such person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise. For purposes of this Agreement, ING U.S. and its Subsidiaries will not be deemed to be Affiliates or Subsidiaries of Group, and Group and its Affiliates (other than ING U.S. and its Subsidiaries) will not be deemed to be Affiliates or Subsidiaries of ING U.S.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Applicable Law” means any domestic or foreign statute, law (including the common law), ordinance, rule, regulation, published regulatory policy or guideline, order, judgment, injunction, decree, award or writ of any court, tribunal or other regulatory authority, arbitrator, governmental authority, or other person having jurisdiction, or any consent, exemption, approval or license of any governmental authority that applies in whole or in part to a Party and, with respect to ING U.S., includes the United States Securities Exchange Act of 1934, as amended, the United States Securities Act of 1933, as amended, the Delaware General Corporation Law, the rules of the United States Securities and Exchange Commission, insurance company laws and all related regulations, guidelines and instructions and the rules of the New York Stock Exchange and any other exchange or quotation system on which the securities of ING U.S. or Group are listed or traded from time to time.

“Business Day” means any day except a (i) Saturday, (ii) Sunday, (iii) any day on which the principal office of Group is not open for business, and (iv) any other day on which commercial banks in New York or in The Netherlands are authorized or obligated by law or executive order to close.

“Closing” means the closing of the initial public offering of ING U.S.

“Closing Date” means the date of the Closing.

“Co-Existence Agreements” means the following agreements: (i) the Co-Existence Agreement, dated February 17, 2012, among Group, HoldCo, ING Direct Bancorp, a corporation incorporated under the laws of Delaware, US Bank and Capital One Financial Corporation, a corporation incorporated under the laws of Delaware, as it may be amended from time to time (“Delta Co-Existence Agreement”), (ii) the Agreement, dated November 1, 2004, among Group, on behalf of its current and future divisions, parents, subsidiaries, licensees, affiliates and related companies located throughout the world including the ING funds (listed on Exhibit 11 of the Dreyfus Agreement) on the one hand, and the Dreyfus Corporation, Dreyfus Service Corporation and The Dreyfus Fund Incorporated, on behalf of their current and future divisions, parents, subsidiaries, licensees, affiliates, and related companies on the other hand, and (iii) the Trademark Coexistence Agreement, dated December 29, 2011, by and between ING North America Insurance Corporation, ING Latin American Holdings, B.V., the entities listed on Schedule 1 to the Star Co-Existence Agreement and Grupo de Inversiones Suramericana S.A. (the “Star Co-Existence Agreement”).

“Effective Date” has the meaning set forth in the Preamble to this Agreement.

“Entering Party” has the meaning set forth in Section 2.4(a).

“Existing Party” has the meaning set forth in Section 2.4(a).

“External-Facing”, with respect to any materials, means those materials that are distributed to a person other than ING U.S. or its Subsidiaries.

“Governmental Authority” means any domestic, foreign or supranational court, tribunal, arbitral or administrative agency or commission or other governmental authority or instrumentality, or any industry self-regulatory authority.

“Group” has the meaning set forth in the Preamble to this Agreement.

“Group Trademarks” means: (i) the name “ING”, the “ING Lion”, and the ING Lion logo, or (ii) any mark, domain name, word, name or logo related to or employing the word “ING”, the “ING Lion”, or the ING Lion logo or any derivation, variation, translation or adaptation thereof, or (iii) any mark confusingly similar thereto or embodying any of the foregoing, whether alone or in combination with any other mark, and whether registered or unregistered. Group Trademarks include, among other Trademarks, the ING Marks, Lion Marks, and ING PTO Trademarks.

“ING Abandoned Trademarks” means the trademarks set forth on Schedule 2.

“ING Branding Guidelines” means the ING Corporate Branding Guidelines, version 2007, attached hereto as Exhibit A.

“ING Fund” means any undertaking for collective investments of any form (whether open or closed ended), trust, investment trust, investment management company, mutual fund or partnership that is sponsored or branded by ING U.S. or its Subsidiaries or sponsored or branded by such trust, investment trust, investment management company, mutual fund or partnership.

“ING Marks” means the trademarks with the registration numbers 2407797 and 1804417.

“ING U.S.” has the meaning set forth in the Preamble to this Agreement.

“ING U.S. Domain Names” means the domain names containing the name “ING” and relating to the businesses or activities of ING U.S. and its Subsidiaries. A non-exhaustive list is set forth on Schedule 3.

“ING PTO Trademarks” means the Trademarks that are registered in the United States with the United States Patent and Trademark Office that contain “ING” and are owned by Group. A non-exhaustive list is set forth on Schedule 1.

“IPO Registration Statement” means the Registration Statement on Form S-1, as amended, relating to the initial public offering of the common stock of ING U.S.

“Joinder Agreement” means a Joinder Agreement in the form attached as Exhibit B.

“Lion Marks” means the depiction of the “ING Lion” and the ING corporate logo containing the lion as described in the ING Branding Guidelines.

“Losses” means all losses, claims, damages, liabilities, obligations (including settlements, judgments, fines and penalties), costs and expenses (including reasonable attorneys’ fees, court costs and other litigation expenses) but excluding any loss of goodwill, loss of business, loss of revenue, loss of profits, diminution in value, lost opportunity costs, and any other indirect, incidental, special, expectation, consequential, exemplary or punitive damages (other than such damages actually paid to third parties in connection with any action or other claim or demand brought by an unaffiliated third party).

“Materials” has the meaning set forth in Section 2.3(a)(iii).

“Newco Marks” means the registered and unregistered Trademarks that ING U.S. and its Subsidiaries use in the United States to replace the ING PTO Trademarks (other than the ING Marks) and use in the ordinary course of their businesses and activities in the United States.

“Notice” has the meaning set forth in Section 8.1.

“Party” means ING U.S. and Group, individually; and “Parties” means ING U.S. and Group, collectively.

“Rebranded Trademarks” has the meaning set forth in Section 2.10(a).

“Redirect Period” has the meaning set forth in Section 2.6(a).

“Redirected Domain Names” means the domain names set forth on Schedule 4.

“Registration Rights Agreement” means the registration rights agreement dated the date hereof between ING U.S. and Group

“Rules” has the meaning set forth in Section 6.2(b)(i).

“Shareholder Agreement” means the shareholder agreement to be entered into between ING U.S. and Group.

“Subsidiary” of a Party shall mean any corporation, partnership, joint venture, limited liability company, association or other entity of which such Party has the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or similar ownership interests, including any securities or similar ownership interests which are voting only upon the occurrence of a contingency where such contingency has occurred and is continuing. For purposes of this Agreement, any ING Fund shall be deemed to be a Subsidiary of ING U.S.

“Territory” means, with respect to each business of ING U.S. and its Subsidiaries, the countries in which such business provides products or services prior to the Closing Date (“covered countries”); provided, however, that the Territory may be expanded on a country-by-country basis for each business with the prior written consent of Group, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that with respect to communications with customers and retirement plan participants relating to business activities conducted in one of the covered countries (including, without limitation, communications with individual participants in U.S. retirement plans serviced by the ING U.S. Retirement business), such communications shall be permitted with such customer or participant as if the communication were made within the Territory even if such customer or participant is located outside of the Territory. For the avoidance of doubt, for purposes of this definition, the countries in which the ING U.S. Investment Management business provides products or services prior to the Closing Date will be deemed to include countries where funds or other investment vehicles advised or sub-advised by such business are marketed prior to the Closing Date.

“Third Party Acquirer” has the meaning set forth in Section 2.5(b).

“Trademarks” means trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers and any registrations, applications, renewals and extensions of any of the foregoing and all goodwill associated with or symbolized by any of the foregoing.

“Transition Period” means the period starting as of the Effective Date and ending thirty (30) months after the Closing Date.

“United States” means the United States of America, including its territories and possessions.

“Visual Identity” means the visible elements of a brand of a Party and its Affiliates, including its or their respective name, logo, primary and secondary colors, form, and other visual elements that symbolize source, identity and image.

“Your Number Campaign Marks” means the “Your Number” Trademarks and the advertising campaign and promotional activities and materials (including on Internet websites) relating to the “Your Number Campaign”, in each case, as listed or otherwise described on Schedule 5.

ARTICLE II

LICENSES AND OTHER RIGHTS OF ING U.S.

Section 2.1 Acknowledgements as to Your Number Campaign Marks. As between the Parties, each Party and its respective Subsidiaries shall retain all of its and their respective common law and other rights that it or they may have as of the Effective Date in or to the Your Number Campaign Marks. Group and its Affiliates will not (a) use the Your Number Campaign Marks in the United States or Canada, or (b) limit or prevent ING U.S. and its Subsidiaries from continuing to use the Your Number Campaign Marks in the United States or Canada. For clarity, neither Party shall have any right or obligation under this Agreement with respect to the Your Number Campaign Marks outside of the United States and Canada. Both Parties acknowledge and agree that any use of any Your Number Campaign Mark is on an “as is” basis and neither Party makes any representation or warranty, express or implied, as to the right of the other Party to use or otherwise enjoy the benefits of any Your Number Campaign Mark in any manner including any freedom from claims of any third parties with respect to such use. Notwithstanding the foregoing, this Section 2.1 remains subject to Section 2.4.

Section 2.2 Delta Joinder Agreement. Simultaneously with execution of this Agreement, the Parties shall execute the Joinder Agreement.

Section 2.3 Group Trademarks.

(a) Grant of Licenses. Subject to the terms and conditions of this Agreement, Group hereby grants to ING U.S. and its Subsidiaries a limited, non-exclusive, fully paid-up, royalty-free, non-transferable, non-sublicensable (except as described in Section 2.5) license solely in the Territory and during the Transition Period:

(i) to use the Group Trademarks in their corporate and trade names, businesses and activities, including any advertising or promotional materials;

(ii) to use the Group Trademarks in connection with the initial public offering of ING U.S. or its results or effects, including any advertising or promotional materials, provided that ING U.S. shares the key taglines and elements of these materials (including but not limited to “Inspired by ING”) with Group;

(iii) to use the Group Trademarks in labeling, stationery, business cards, business forms, supplies, advertising and promotional materials and packaging (the “Materials”);

(iv) to continue using the Group Trademarks in substantially the same or similar manner that ING U.S. and its Subsidiaries used the Group Trademarks prior to Closing, without any alteration or modification thereof except as expressly provided herein;

(v) to use the Group Trademarks in the Territory in the fields of insurance, retirement or investment management (and excluding, for clarity, the field of banking, except with respect to the activities of ING National Trust and ING Investment Trust Co. as conducted prior to Closing), and in any ancillary and related activities as conducted by ING U.S. and its Subsidiaries prior to the Closing; and

(vi) to sublicense the rights under Section 2.3(a) (other than use in corporate or trade names) in and to the Group Trademarks to third parties as described in Section 2.5.

(b) Certain Obligations of ING U.S. and its Subsidiaries. Notwithstanding anything to the contrary in this Section 2.3, ING U.S. and its Subsidiaries agree to:

(i) use the Group Trademarks only in accordance with the ING Branding Guidelines;

(ii) use the Group Trademarks in substantially the same or similar manner that ING U.S and its Subsidiaries used the Group Trademarks prior to Closing;

(iii) use the Materials in a manner that is consistent with their use by ING U.S. and its Affiliates before Closing except as expressly provided herein;

(iv) ensure that the Group Trademarks as they are displayed on the Materials are not altered in any way, except as expressly provided herein;

(v) ensure that they will not take any action that could reasonably be expected to impair the value of or goodwill associated with the Group Trademarks;

(vi) use commercially reasonable efforts to transition to the new brand with prioritization of External-Facing promotion and communication materials, and to cease use of the Group Trademarks as soon as commercially reasonably practicable;

(vii) cease all use of the Group Trademarks upon expiration of such Transition Period;

(viii) destroy any physical Materials remaining in ING U.S.’s possession promptly following expiration of the Transition Period, and an authorized officer of the ING U.S. shall certify to Group in writing that to the knowledge of the certifying officer, after reasonable inquiry, such destruction has taken place; and

(ix) make clear to all other applicable parties that ING U.S. or its Subsidiaries, rather than Group or any of its other Subsidiaries, is the party entering into or conducting the contractual relationship.

(c) Certain Obligations of Group and its Subsidiaries. Notwithstanding anything to the contrary in this Section 2.3, Group and its Subsidiaries agree to cooperate with ING U.S. and its Subsidiaries, at their expense, to take reasonable steps to seek to eliminate or minimize any actual consumer confusion arising from Group activity in the fields of insurance, retirement or investment management in the United States during the Transition Period.

(d) Inspection. Provided that ING U.S. and its Subsidiaries are using the Group Trademarks, during the Transition Period, Group shall have the right during normal business hours, upon reasonable notice to ING U.S. and its applicable Subsidiaries and in a manner not unreasonably disruptive to ING U.S. and its Subsidiaries’ properties or business operations, to inspect for compliance with Section 2.3 through Section 2.8 and any and all uses of the Group Trademarks by ING U.S. and its Subsidiaries, including inspection of any and all materials on which the Group Trademarks are displayed in the possession or control of ING U.S. and its Subsidiaries. Any noncompliance with Section 2.3 through Section 2.8 shall be corrected by ING U.S. and/or its respective Subsidiary as soon as reasonably practical, but no later than thirty (30) Business Days of receipt by ING U.S. of written notice from Group.

(e) Disclaimer. As soon as reasonably practical, but no later than thirty (30) days following the Effective Date, ING U.S. and its Subsidiaries shall post on the landing page and any other page that consistently receives deep link or landing traffic on which the Group Trademarks are displayed, the following statement: “ING U.S, Inc. is a publicly traded corporation, and it and its subsidiaries are currently using trademarks including the “ING” name, ING Lion and associated trademarks of ING Groep N.V. under license.”

(f) Change of Name.

(i) Timely during the Transition Period, ING U.S. and its Subsidiaries shall file before the relevant Governmental Authority the necessary documents so as to amend or terminate any registration or certificate of assumed name, fictitious name or d/b/a filings containing the name “ING” so as to cause such assumed name, fictitious name or d/b/a filings to be changed to eliminate the name “ING” therefrom.

(ii) ING U.S. and its Subsidiaries agree that after the Closing Date neither ING U.S. nor any of its Subsidiaries will expressly, or willingly by implication, do business as or represent themselves as Group or any of the Group’s other Affiliates, and the personnel of ING U.S. or its Subsidiaries shall not, and shall have no authority to, as of the Closing Date, hold themselves out as officers, employees or agents of Group.

(iii) ING U.S. shall not and shall cause its Subsidiaries not to purport to, or represent that it may, bind or do business as Group or any of its Affiliates.

Section 2.4 Visual Identity; No Reasonable Likelihood of Confusion.

(a) If either Party or any of its Subsidiaries either conducts new activities or enters into a market or jurisdiction (the “Entering Party”) where the other Party or any of its Subsidiaries is already commercially active (the “Existing Party”), the Entering Party agrees (i) to evaluate the likelihood of customer confusion or brand dilution posed by such proposed Trademarks, Visual Identity in such market or jurisdiction and (ii) to take all necessary steps to distinguish itself and its branding from the Existing Party and to ensure that it is not confusingly similar with branding of the Existing Party in the view of the Existing Party’s customers.

(b) Each Party acknowledges and agrees that the existing activities of the businesses of ING U.S. and Group or its Subsidiaries do not create any consumer confusion and each Party can continue to operate their respective businesses as such businesses were operated prior to Closing, provided that, each Party implements appropriate source or business identifiers and/or disclaimers on its products, advertisements or other materials to make clear to a third party which Party is providing a particular product or service.

(c) The Parties acknowledge and agree that ING U.S.’s Visual Identity as shared in writing with Mariken Tannemaat (Group), Chris Kersbergen (ING Verzekeringen) and Ann Glover (ING U.S.) on or about November 1, 2012 and Nanne Bos on February 14, 2013 is not confusingly similar to Group’s Visual Identity.

(d) Notwithstanding the above, nothing in this Section 2.4 shall limit the right of Group or its Subsidiaries (other than ING U.S. and its Subsidiaries) to use the color orange, the name “ING”, the “ING Lion” logo, or other elements of its worldwide corporate Visual Identity in any jurisdiction, at any time.

Section 2.5 Exceptions.

(a) During the Transition Period, ING U.S. may continue to sublicense the Group Trademarks to its agents (including registered representatives, third party administrators, reinsurers and outsourcing firms), in the ordinary course of business or for the sponsorship of events in the Territory (e.g., the New York City Marathon), solely for the benefit of ING U.S. to conduct its business, consistent with past practice.

(b) Notwithstanding anything to the contrary in this Agreement, ING U.S. may not sublicense the Group Trademarks in connection with the sale or transfer (including by means of merger) of an ING U.S. Subsidiary or sale or transfer of the assets of ING U.S. or a Subsidiary, including a unit, division or business, in whole or in part, that uses such licenses in its respective business (each an “ING U.S. Sale”). Group acknowledges and agrees that if ING U.S. or one of its Subsidiaries requests that Group license the Group Trademarks to a third party in connection with an ING U.S. Sale (“Third Party Acquirer”), Group shall enter into a license agreement with Third Party Acquirer so long as such Third Party Acquirer agrees to enter into a transitional trademark license agreement directly with Group that includes all of the material terms and conditions in Group’s “standard form” transitional trademark licenses, provided, however, that Group shall not be obligated to enter into any such license agreement if Group reasonably expects that the license will have a material adverse effect on the ING brand or reputation.

(c) For each sublicense granted by ING U.S., ING U.S. shall: (i) provide reasonable provisions for the use, protection and maintenance of the Group Trademarks in a manner that is consistent with this Agreement, (ii) prohibit any further sublicenses of the Group Trademarks, and ING U.S. shall use commercially reasonable efforts to enforce such agreements, (iii) ensure that such sublicensee only uses the Group Trademarks for the benefit of ING U.S. to conduct its business in a manner consistent with this Agreement, and (iv) remain liable to Group for the acts or omissions of any sublicensee that would, if such sublicensee was a Party hereto, constitute a breach of this Agreement.

(d) One or more licenses or sublicenses granted pursuant to Section 2.3 or this Section 2.5 may be terminated by Group, upon written notice to ING U.S., for material violation of the restrictions set forth in Section 2.3, Section 2.4 or this Section 2.5, which is not cured within thirty (30) Business Days of receipt by ING U.S. of written notice from Group.

Section 2.6 Domain Names.

(a) Subject to the obligations of Section 2.3, during the Transition Period, ING U.S. and its Subsidiaries shall have continued and exclusive right to use the ING U.S. Domain Names, and shall be granted all of the administrative rights and other rights necessary for ING U.S. and its Subsidiaries to manage and direct the use of, and content on the websites associated with, the ING U.S. Domain Names. For a period of twelve (12) months after the end of the Transition Period (the “Redirect Period”), Group or one of its Subsidiaries shall cause the Redirected Domain Names to be redirected to a URL designated by ING U.S. Upon the expiration of the Redirect Period, Group shall, for a period of twelve (12) months thereafter, cause the Redirected Domain Names to be directed to a webpage in a form reasonably acceptable to ING U.S. and Group that will be developed and maintained by Group and that will allow Internet end users arriving at the webpage to click a link to be transferred to a URL designated by ING U.S. for the operation of its business, or to click another link to be transferred to a URL designated by Group for the operation of the businesses of Group and its Affiliates.

(b) ING U.S. and its Subsidiaries will transfer the ING U.S. Domain Name registrations to Group or its Subsidiaries promptly after the end of the Transition Period. Group or its Subsidiaries shall maintain the registrations of the ING U.S. Domain Names for a period of twelve (12) months after the end of the Redirect Period in accordance with the terms of the applicable Internet domain name registrar.

Section 2.7 Social Media. The Parties will work in good faith and cooperate with each other and the social media vendors to replace the social media fan sites using any Group Trademarks with Newco Marks while using commercially reasonable efforts to seek to retain, to the extent reasonably practicable without either Party comprising its respective brand or Visual Identity, the applicable fans and historical content.

Section 2.8 Limitations on ING U.S.’s Use of Lion. During the Transition Period, and only in the United States and Canada, ING U.S. shall not and shall ensure that its Subsidiaries shall not and its respective successors and assigns shall not adopt, use, display or attempt to register, any mark containing (a) a lion image, (b) a Lion Mark, or (c) the term “lion” or any terms associated with “lion”, lion sounds or a jungle-related theme in connection with its goods and services; provided, however, that the foregoing shall not limit or prevent uses of Group Trademarks, prior to or during the Transition Period, expressly granted in Section 2.3.

Section 2.9 Request to Extend Transition Period. ING U.S. may on one or more occasions request an extension of the period during which ING U.S. and its Subsidiaries are granted the license described in Section 2.3(a) herein, with respect to any jurisdiction included in the Territory, and, as long as ING U.S. and its Subsidiaries (a) have made commercially reasonable efforts to transition to a new brand, (b) have not materially breached their obligations under Section 2.3(b)(vi), and (c) have not materially breached any other provision of this Agreement, Group shall grant any such request that is reasonable in light of such efforts and considering the extent to which resources have been made available for such efforts by the board of directors of ING U.S. during any period when a majority of the board of directors of ING U.S. consists of individuals designated by Group in accordance with the Shareholder Agreement.

Section 2.10 Newco Marks and Rebranded Marks.

(a) ING U.S. and its Subsidiaries shall have the right to register new Trademarks in the United States that effectively rebrand the ING PTO Trademarks (other than the ING Marks) as Newco Marks (the “Rebranded Trademarks”), provided that, such Rebranded Trademarks do not contain “ING”, the “ING Lion”, or the ING Lion logo or any derivation, variation, translation or adaptation thereof or any words or elements that are confusingly similar thereto.

(b) Group shall cause the ING Abandoned Trademarks to be cancelled on a mark-by-mark basis, promptly after (i) such ING Abandoned Trademark is rebranded as a Newco Mark and (ii) ING U.S. requests in writing that Group cancel such ING Abandoned Trademark.

(c) Following the cancellation of an ING Abandoned Trademark, Group shall, and shall cause its Affiliates to, cease use of such ING Abandoned Trademark; provided, however, that Group reserves the right to use descriptive or generic elements of the ING Abandoned Trademarks that it would otherwise be entitled to use under applicable trademark law.

(d) Group shall not, and shall cause its Affiliates not to, contest, oppose, cancel, seek to invalidate or otherwise object to ING U.S.’s use or registration of any Rebranded Trademarks in the United States, provided that, such Newco Marks do not contain “ING”, the “ING Lion”, or the ING Lion logo or any derivation, variation, translation or adaptation thereof.

ARTICLE III

OWNERSHIP OF THE TRADEMARKS

Section 3.1 ING U.S. And Its Affiliates Not To Jeopardize Registration. ING U.S. and its Affiliates undertake not to do or permit to be done any act which would or might jeopardize or invalidate any registration of the Group Trademarks, nor do any act which might assist or give rise to an application to remove the Group Trademarks from the register of Trademarks, or which might prejudice the right or title of Group to the Group Trademarks.

Section 3.2 No Ownership Of Group Trademarks By ING U.S. Or Its Affiliates. ING U.S. and its Affiliates will not make any representation or do any act which may be taken to indicate that it has any right, title or interest in or to the ownership or use of the Group Trademarks except under the terms of this Agreement, and acknowledges that nothing contained in this Agreement shall give ING U.S. and its Affiliates any right, title or interest in or to the Group Trademarks save as granted by this Agreement.

Section 3.3 Acknowledgement as to Group Trademarks; Cooperation. ING U.S. and its Subsidiaries agree that they will not dispute the validity of the Group Trademarks or the ownership rights of Group or its Subsidiaries thereto. Group and its Affiliates agree that they will not dispute the validity of the Rebranded Marks or the ownership rights of ING U.S. or its Subsidiaries thereto. Except as expressly permitted by this Agreement, ING U.S. and its Subsidiaries shall not register or apply for the registration of any Group Trademarks. ING U.S. and its Subsidiaries shall, at Group’s request and expense, cooperate with Group in opposing or otherwise contesting any use of the Group Trademarks by any third party other than ING U.S. or its Subsidiaries. Group and its Subsidiaries shall, at ING U.S.’s request and expense, reasonably cooperate with ING U.S. and its Subsidiaries to respond to any office action(s), to support the use and registration of the Newco Marks and to assist with any filings for the prosecution of the Newco Marks with the United States Patent and Trademark Office.

ARTICLE IV

INFRINGEMENT OF GROUP TRADEMARKS

Section 4.1 Notification of Infringement.

(a) Group shall, as soon as it becomes aware thereof, notify ING U.S. in writing (giving full particulars thereof) of any use or proposed use by any other unrelated person, firm or company of a trade name, trade mark, domain name or mode of promotion or advertising that amounts or might amount either to infringement of ING U.S.’s rights in relation to the Newco Marks to passing-off, any other misleading or deceptive conduct in trade or commerce in relation to the Newco Marks, or any other torts involving the Newco Marks.

(b) ING U.S. shall, as soon as it becomes aware thereof, notify Group in writing (giving full particulars thereof) of any use or proposed use by any other unrelated person, firm or company of a trade name, trade mark, domain name or mode of promotion or advertising that amounts or might amount either to infringement of Group’s rights in relation to the Group Trademarks to passing-off, any other misleading or deceptive conduct in trade or commerce in relation to the Group Trademarks, or any other torts involving the Group Trademarks.

Section 4.2 Notification of Allegations.

(a) If Group becomes aware that any other person, firm or company alleges that the Newco Marks are invalid or that use of the Group Trademarks in the United States infringes any rights of another party or that the Newco Marks are otherwise attacked or attackable, Group shall immediately notify ING U.S. in writing thereof and shall make no comment or admission to any third party in respect thereof.

(b) If ING U.S. becomes aware that any other person, firm or company alleges that the Group Trademarks are invalid or that use of the Group Trademarks infringes any rights of another party or that the Group Trademarks are otherwise attacked or attackable ING U.S. shall immediately notify the Group in writing thereof and shall make no comment or admission to any third party in respect thereof.

Section 4.3 Conduct of Proceedings by Group. Group shall have the conduct or control of all proceedings relating to the Group Trademarks and shall confer with ING U.S. and its Subsidiaries to decide what action if any to take in respect of any unrelated third party infringement or alleged infringement of the Group Trademarks or passing-off or any other claim or counterclaim brought or threatened in respect of the use or registration of the Group Trademarks. Any action will be at the expense of Group.

Section 4.4 Assistance in Proceedings. Each Party will, at the request of the other Party, give reasonable cooperation to such Party in any action, claim or proceedings brought or threatened against any third party in respect of the matters set forth in this Article IV.

ARTICLE V

WARRANTIES; INDEMNITIES; DISCLAIMERS

Section 5.1 Representations and Warranties. Each of the Parties represents and warrants to the others that it has the requisite power and authority to enter into and perform its obligations under this Agreement. Each of the Parties represents and warrants to the others that no consent, approval, authorization or other order of, or registration or filing with, any Governmental Authority, is required for such Party’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby, except as have been set forth in this Agreement or have been obtained or made by any Party and are in full force and effect under all Applicable Laws.

(a) THE REPRESENTATIONS AND WARRANTIES IN SECTION 5.1 ARE THE ONLY REPRESENTATIONS AND WARRANTIES GIVEN BY THE PARTIES IN CONNECTION WITH THIS AGREEMENT AND THE SUBJECT MATTER HEREOF, AND ALL INTELLECTUAL PROPERTY LICENSED, ASSIGNED OR OTHERWISE CONVEYED UNDER THIS AGREEMENT IS PROVIDED “AS IS” AND IS LICENSED, ASSIGNED OR OTHERWISE CONVEYED WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER IN THIS AGREEMENT, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, AND EACH PARTY HEREBY DISCLAIMS ALL EXPRESS AND IMPLIED REPRESENTATIONS AND WARRANTIES EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN.

(b) NO PARTY OR ANY OF ITS AFFILIATES OR SUBSIDIARIES MAKES ANY WARRANTY OR REPRESENTATION UNDER THIS AGREEMENT THAT ANY EXPLOITATION OF ANY PRODUCT OR SERVICE WILL BE FREE FROM INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY.

Section 5.2 Indemnification.

(a) ING U.S. agrees to defend, indemnify and keep indemnified and hold Group and any of its Affiliates and their respective directors, officers, employees, shareholders, agents, attorneys, representatives, successors and assigns, harmless from and against any and all Losses (without limitation or cap of any kind) suffered or incurred by Group or any of its Affiliates in connection with any action or claim by any third party made relating to or arising out of or in connection (i) any actual or alleged breach of any term or condition of the Joinder Agreement based on any act or omission of ING U.S. or its Affiliates after the Closing, (ii) any claim or liability incurred by Group or its Affiliates arising under the Co-Existence Agreements based on any act or omission of ING U.S. or its Affiliates after the Closing; (iii) any action or claim by any third party against Group or its Affiliates relating to or arising out of or in connection with any breach of this Agreement by ING U.S. and/or its Affiliates; or (iv) any action or claim by any third party against Group or its Affiliates on the basis that ING U.S. and/or its Affiliates have acted on behalf of Group or its Affiliates or have the authority to bind Group or its Affiliates.

(b) Group agrees to defend, indemnify and keep indemnified and hold ING U.S. and any of its Affiliates and their respective directors, officers, employees, shareholders, agents, attorneys, representatives, successors and assigns, harmless from and against any and all Losses (without limitation or cap of any kind) suffered or incurred by ING U.S. or any of its Affiliates in connection with (i) any claim by a counter-party to a Co-Existence Agreement against ING U.S. or its Subsidiaries arising from any act or omission of Group or its Affiliates after the Closing or (ii) any action or claim by any third party against ING U.S. or its Affiliates relating to or arising out of or in connection with any breach of this Agreement by Group and/or its Affiliates.

(c) Except for the obligations under Section 2.3, Section 2.4, Section 2.5, Section 2.8, Article III, Section 5.2(a) and (b) and Section 8.4, neither Party shall be liable to the other Party, whether based on an action or claim in contract, equity, negligence, tort or otherwise, for any damages that are indirect, incidental, special, expectation, consequential, exemplary or punitive damages, (including any loss of goodwill, loss of business, loss of revenue, loss of profits, diminution in value, or lost opportunity costs) arising out of or relating to a breach of this Agreement.

Section 5.3 Reservation of Rights. Except for those rights expressly licensed pursuant to this Agreement, no rights or licenses in or to any intellectual property right owned or licensed by either Party or any of its respective Affiliates or Subsidiaries are assigned, granted or otherwise conveyed to the other Party, and nothing contained herein shall be construed as conferring to the other Party or its Affiliates or Subsidiaries by implication, estoppel or otherwise any right, title or interest of any of such Parties or its Affiliates or Subsidiaries in or to any such intellectual property right.

Section 5.4 No Obligation To Provide Technology. Except as otherwise expressly set forth in this Agreement, no Party, or any of its Affiliates or Subsidiaries, is obligated by this Agreement to provide any other Party with any technical assistance or to furnish any other Party with, or obtain, any documents, materials, instructions, corrections, updates or other information or technology.

Section 5.5 Release of Information. ING U.S. must inform Group, in a timely and adequate manner, of any public information that it or its Subsidiaries wish to publish that may have a material adverse effect on the goodwill associated with the Group Trademarks or the reputation or public image of Group, so that Group may, should Group consider it necessary, issue a press release, whereby it is clear that the decision on materiality lies with Group. If possible, Group should be informed at least one week in advance of the disclosure of any development or information that may have a material adverse effect on the goodwill associated with the Group Trademarks or the reputation or public image of Group. In case of a development or any information that may require immediate disclosure, ING U.S. shall promptly inform Group, and where legally permissible, before any such disclosure is made.

ARTICLE VI

DISPUTE RESOLUTION

Section 6.1 Management Intervention. Upon one Party’s written request to the other regarding a potential material dispute under this Agreement, senior executives of both Parties or their designees shall promptly meet (telephonically or in person) to attempt to resolve such dispute.

Section 6.2 Arbitration.

(a) The Parties agree to act with the utmost good faith.

(b) Any dispute regarding this Agreement that was not able to be resolved under Section 6.1, promptly, but in any case within thirty (30) days after either Party’s initial request, shall be submitted to arbitration and arbitrated and finally resolved according to the following rules of arbitration:

(i) The arbitration shall be administered by the American Arbitration Association (the “AAA”) under its Commercial Arbitration Rules then in effect (the “Rules”) except as modified herein.

(ii) The arbitration shall be held in New York, New York.

(iii) The arbitrators shall base their decision on the terms of this Agreement and apply the law, customs, and practices applicable to intellectual property law. The Party that initiates arbitration has the burden of proof of proving its case by a preponderance of the evidence.

(iv) There shall be three arbitrators each of whom shall be (i) a lawyer admitted to practice and in good standing with at least 10 years legal experience in intellectual property law; (ii) independent of the Parties and (iii) disinterested in the outcome of the dispute. Each party shall appoint one arbitrator within 30 Business Days of respondent’s receipt of claimant’s demand for arbitration. The two party-appointed arbitrators shall select a third arbitrator to serve as Chair of the tribunal within 30 Business Days of the selection of the second arbitrator. If any arbitrator has not been appointed within the time limits specified herein, such appointment shall be made by the AAA in accordance with the Rules upon the written request of either party within 15 Business Days of such request. The hearing shall be held no later than 120 Business Days following the appointment of the third arbitrator.

(v) The arbitral tribunal shall permit prehearing discovery that is relevant to the subject matter of the dispute taking into account the parties’ desire that the arbitration be conducted expeditiously and cost effectively. All discovery shall be completed within 60 days or within the period of time determined by the tribunal.

(vi) The tribunal shall have full authority to grant provisional remedies, to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect. For the purpose of any provisional relief contemplated hereunder, the parties hereby submit to the exclusive jurisdiction of the New York Courts. Each party unconditionally and irrevocably waives any objections which they may have now or in the future to the jurisdiction of the New York Courts including objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

(vii) The award shall be in writing, shall state the findings of fact and conclusions of law on which it is based, shall be final and binding and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. § 1 et seq., and judgment upon any award may be entered in any court having jurisdiction.

(viii) The parties will bear equally all fees, costs, disbursements and other expenses of the arbitration, and each party shall be solely responsible for all fees, costs, disbursements and other expenses incurred in the preparation and prosecution of their own case; provided that in the event that a party fails to comply with the orders or decision of the arbitral tribunal, then such noncomplying party shall be liable for all costs and expenses (including attorney fees) incurred by the other party in its effort to obtain either an order to compel, or an enforcement of an award, from a court of competent jurisdiction.

(ix) The arbitral tribunal shall have the authority, for good cause shown, to extend any of the time periods in this arbitration provision either on its own authority or upon the request of any of the parties. The arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. The arbitral tribunal shall have no authority to award punitive, exemplary or multiple damages or any other damages not measured by the prevailing parties’ actual damages. The arbitral tribunal shall have the authority to order specific performance or to issue any other type of temporary or permanent injunction.

(x) All notices by one party to the other in connection with the arbitration shall be in accordance with the provisions of Section 8.1 hereof, except that all notices for a demand for arbitration made pursuant to this Article VI must be made by personal delivery or receipted overnight courier. This agreement to arbitrate shall be binding upon the successors and permitted assigns of each party. This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

Section 6.3 Confidentiality. Except to the extent necessary to compel arbitration or in connection with arbitration of any dispute under this Agreement, or for enforcement of an arbitral award, information concerning (i) the existence of an arbitration pursuant to this Article VI, (ii) any documentary or other evidence given by a party or a witness in the arbitration or (iii) the arbitration award may not be disclosed by the tribunal administrator, the arbitrators, any party or its counsel to any person or entity not connected with the proceeding unless required by law or by a court or competent regulatory body, and then only to the extent of disclosing what is legally required. A party filing any document arising out of or relating to any arbitration in court shall seek from the court confidential treatment for such document.

Section 6.4 Conduct During Dispute Resolution. The Parties shall continue the performance of their respective obligations under this Agreement that are not the subject of dispute during the resolution of any dispute or disagreement, including during any period of arbitration, unless and until this Agreement is terminated or expires in accordance with its terms and conditions.

ARTICLE VII

TERM

Section 7.1 Term. This Agreement shall commence on the Effective Date and terminate automatically, along with all licenses and sublicenses granted hereunder, on the first day following the end of the Transition Period.

Section 7.2 Survival. Section 1.1, Section 2.1, Section 2.3(b)(vii), Section 2.3(b)(viii), Section 2.6, Section 2.10, Article III, Section 5.1, Section 5.2, Section 5.3, Article VI, Article VII and Article VIII shall survive the expiration or termination of this Agreement for any reason.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. All notices or other communications hereunder to a Party shall be deemed to have been duly given and made if in writing and (a) if served by personal delivery, on the day of such delivery, (b) if delivered by registered or certified mail (return receipt requested), or by a national courier service, on the day of delivery, or (c) if sent by facsimile or email, upon transmission of such facsimile or email (provided that the facsimile or email is given during the normal business hours of the recipient; otherwise on the Business Day during which such normal business hours next occur), to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person (each such notice, a “Notice”):

If to ING U.S., to:

ING U.S., Inc. 230 Park Avenue New York, New York 10169 Attention: Executive Vice President and Chief Legal Officer Telephone: 212-309-6581 Facsimile: 212-309-8364 Email: bridget.healy@us.ing.com

With a copy to:

ING North America Insurance Corporation

230 Park Avenue

New York, New York 10169

Attention: Executive Vice President and Chief Legal Officer

Telephone:          212-309-6581

Facsimile:           212-309-8364

Email:                 bridget.healy@us.ing.com

If to Group, to:
ING Groep N.V. P.O. Box 1800 1000 BV Amsterdam The Netherlands (Visiting address: Bijlmerplein 888, Amsterdam)

The Netherlands
Attention: Telephone: Facsimile:	General Counsel Corporate Legal +31 (0) 20 576 40 65 +31 (0) 20 576 09 50

With a copy to:

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
Attention: Telephone: Facsimile: Email:	Nader A. Mousavi Robert G. DeLaMater (212) 558-4000 (212) 558-3588 mousavin@sullcrom.com delamaterr@sullcrom.com

Section 8.2 Entire Understanding; Third-Party Beneficiaries. This Agreement (including the Schedules hereto) represents the entire understanding of the Parties hereto with respect to the subject matter hereof and thereof and supersede any and all other oral or written agreements heretofore made with respect to such subject matter. Other than as expressly set forth in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement. Only the Parties that are signatories to this Agreement (and their permitted successors and assigns) shall have any obligation or liability under, in connection with, arising out of, resulting from or in any way related to this Agreement or any other matter contemplated hereby, or the process leading up to the execution and delivery of this Agreement and the transactions contemplated hereby, subject to the provisions of this Agreement.

Section 8.3 Subsidiary Action. Wherever a Party to this Agreement has an obligation under this Agreement to “cause” an Affiliate or Subsidiary of such Party or any such Affiliate’s or Subsidiary’s officers, directors, management or employees to take, or refrain from taking, any action, or such action may be necessary to accomplish the purposes of this Agreement, such obligation of such Party shall be deemed to include an undertaking on the part of such Party to cause such Affiliate or Subsidiary to take such necessary action. Wherever this Agreement provides that an Affiliate or Subsidiary of a Party has an obligation to act or refrain from taking any action, such Party shall be deemed to have an obligation under this Agreement to cause such Affiliate or Subsidiary or any such Affiliate’s or Subsidiary’s officers, directors, management or employees to take, or refrain from taking, any action, or such action as may be necessary to accomplish the purposes of this Agreement.

Section 8.4 Confidential Information. All information provided by either Party shall, except if the purpose for which such information is furnished pursuant to this Agreement contemplates such disclosure or is for disclosure in public documents of ING U.S. or any of its Subsidiaries or Group or any of its Subsidiaries and, except for disclosure to other Subsidiaries of Group or ING U.S., as the case may be, be kept strictly confidential and, unless otherwise required by Applicable Law or as agreed by the Parties, neither Party shall disclose, and each shall take all necessary steps to ensure that none of their respective directors, officers, employers, agents and representatives disclose, or make use of, except in accordance with Applicable Law, such information in any manner whatsoever until such information otherwise becomes generally available to the public; provided, however, this Section 8.4 shall not apply to information relating to or disclosed in the IPO Registration Statement or in connection with any registration statement filed in accordance with the terms of the Registration Rights Agreement. In no event shall either Party or any of its Subsidiaries or any of their respective directors, officers, employees, agents or representatives use material non-public information of the other to acquire or dispose of securities of the other or transact in any way on such securities. Each Party shall be liable for any breach of this Section 8.4 by it or any of its Subsidiaries or any of their respective directors, officers, employees, agents and representatives.

Section 8.5 Interpretation; Effect. In this Agreement, except as context may otherwise require, (a) the words “hereby”, “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, (b) terms defined in the singular have a comparable meaning when used in the plural, and vice versa, (c) references herein to a specific Article, Section, Subsection or Schedule shall refer, respectively, to Article, Sections, Subsections or Schedules of this Agreement, (d) references to the transactions contemplated hereby include the transactions provided for in this Agreement, (e) references to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof), and to any section of any statute or regulation include any successor to the section, (f) references to any Governmental Authority includes any successor to that Governmental Authority, (g) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”, (h) the word “person” is to be interpreted broadly to include any individual, savings association, bank, trust company, corporation, limited liability company, partnership, association, joint-stock company, business trust, labor union, works council or unincorporated organization, (i) references herein to any gender include each other gender, (j) all pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require, (k) headings and numbering of sections and paragraphs in this Agreement are for convenience only and will not be construed to define or limit any of the terms in this Agreement or affect the meaning or interpretation of this Agreement, (l) this Agreement is the product of negotiation by the Parties, having the assistance of counsel and other advisers, (m) the Parties intend that this Agreement not be construed more strictly with regard to one Party than with regard to any other, and (n) no provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, to the extent such action or omission would violate Applicable Law (including statutory and common law), rule or regulation.

Section 8.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Except as otherwise provided herein, if any provisions of this Agreement or the application thereof to any person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision or the application thereof, in any other jurisdiction.

Section 8.7 Applicable Law. Except to the extent preempted by United States Federal law, this Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles thereof to the extent that such principles would apply the law of another jurisdiction.

Section 8.8 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the Parties. Any failure of any Party to comply with any term or provision of this Agreement may be waived by the other Party, by an instrument in writing signed by such Party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

Section 8.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. None of the Parties may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party, except as provided in this Section 8.9. Any purported assignment in violation of this Section 8.9 shall be null and void ab initio. Notwithstanding the foregoing, Group may, without consent of ING U.S., assign all of its rights, benefits and obligations under this Agreement to one or more of its Affiliates; provided that no such assignment shall relieve Group of any of its obligations hereunder; and provided, further, that any such transferee assumes all of Group’s obligations under this Agreement in a written instrument. Notwithstanding the foregoing, ING U.S. and its Subsidiaries may assign all of its rights, benefits and obligations under this Agreement upon the prior written consent of Group, which consent is not to be unreasonably withheld, conditioned or delayed, solely to an acquirer of all or substantially all of the ING U.S. business that assumes the obligations of ING U.S. and its Subsidiaries under this Agreement.

Section 8.10 Counterparts. This Agreement may be executed in two or more counterparts that may be delivered by means of facsimile or email (or any other electronic means such as “.pdf” or “.tiff” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

Section 8.11 Joinder. Group shall take such actions as may be required to ensure that each of its Affiliates that operates materially in the fields of insurance, retirement or investment management that ceases to be an Affiliate of Group during the Transition Period shall, prior to or as of such time as such Affiliate ceases to be an Affiliate of Group, enter into a joinder agreement with terms and conditions substantially identical to the terms and conditions of this Agreement to the extent applicable to the business of such Affiliate, pursuant to which such Affiliate shall be bound by, and entitled to the benefits of, this Agreement as if such

Affiliate were a direct party hereto. Any such joinder shall be considered to be a binding and direct agreement between such divested Affiliate and ING U.S.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

ING U.S., Inc.

By:
Name: Title:

By:
Name: Title:

ING Groep N.V.

By:
Name: Title:

By:
Name: Title:

Schedule 1

ING PTO Trademarks

Record Owner	Mark	Registration No.	Registration Date

Group	ING ARCHITECT VARIABLE ANNUITY	3304476	October 2, 2007

Group	ING (bench design)	3205169	February 6, 2007

Group	ING	2407797	November 28, 2000

Group	ING BENEFITS SOLUTIONS	3322536	October 30, 2007

Group	ING DIAL DISABILITY INCOME ASSISTANCE LINE	3439104	June 3, 2008

Group	ING FRAMEWORK	3832519	August 10, 2010

Group	ING GOLDENSELECT	3383852	February 19, 2008

Group	ING LIFE PROMOCENTER	3284467	August 28, 2007

Group	ING MARKETSTYLE	3157449	October 17, 2006 (Sec. 8 Dec. w/ grace due April 17, 2013)

Group	ING SIMPLEFLEX ANNUITY	78930315	July 15, 2006

Group	ING SIMPLICITY	3488629	August 19, 2008

Group	ING SIMPLICITY VARIABLE ANNUITY	3488628	August 19, 2008

Group	ING SMARTWORKS	3082006	April 18, 2006

Group	ING SPORTS	3603225	April 7, 2009

Group	ING’S TRANSITION COUNSELING	3439362	June 3, 2008

Group	ING UNSUNG HEROES	3068318	March 14, 2006

Record Owner	Mark	Registration No.	Registration Date

Group	ING. YOUR FUTURE. MADE EASIER.	3189505	December 26, 2006 (Sec. 8 Dec. due December 26, 2012)

Group	IT’S EASIER ON THE BENCH. ING	3322364	October 30, 2007

Group	IT’S EASIER TO SUCCEED WITH THE STRENGTH OF ING BEHIND YOU	3434155	May 27, 2008

Schedule 2

ING Abandoned Trademarks

Record Owner	Mark	Registration No.	Registration Date

Group	ING ARCHITECT VARIABLE ANNUITY	3304476	October 2, 2007

Group	ING (bench design)	3205169	February 6, 2007

Group	ING BENEFITS SOLUTIONS	3322536	October 30, 2007

Group	ING DIAL DISABILITY INCOME ASSISTANCE LINE	3439104	June 3, 2008

Group	ING GOLDENSELECT	3383852	February 19, 2008

Group	ING LIFE PROMOCENTER	3284467	August 28, 2007

Group	ING MARKETSTYLE	3157449	October 17, 2006 (Sec. 8 Dec. w/ grace due April 17, 2013)

Group	ING SIMPLEFLEX ANNUITY	78930315	July 15, 2006

Group	ING SIMPLICITY	3488629	August 19, 2008

Group	ING SIMPLICITY VARIABLE ANNUITY	3488628	August 19, 2008

Group	ING SMARTWORKS	3082006	April 18, 2006

Group	ING UNSUNG HEROES	3068318	March 14, 2006

Group	ING. YOUR FUTURE. MADE EASIER.	3189505	December 26, 2006 (Sec. 8 Dec. due December 26, 2012)

Group	IT’S EASIER ON THE BENCH. ING	3322364	October 30, 2007

Group	IT’S EASIER TO SUCCEED WITH THE STRENGTH OF ING BEHIND YOU	3434155	May 27, 2008

Schedule 3

ING U.S. Domain Names

ing.us

ing401k.com

ing401kinfocenter.com

ing4life.com

ing4life.mobi

ing4life.net

ingadvantageselect.com

ingadvisoryservices.com

ing-agency.com

ingamericas.biz

ingamericas.com

ingamericas.info

ingamericas.net

ingamericas.org

ingannuities.com

ingannuitiesillustrations.com

ingannuitiesmarketing.com

ingannuityasset.com

ingbacktothebasics.com

ingbenefits.com

ingbrokerage.com

ingbusinessplanning.com

ing-career.com

ingcircleofexcellence.com

ingclt.com

ingcompareme.com

ingeasier.com

ingebonline.com

ingeducatorsdirect.com

ingeducatorsdirect.net

ingemployeebenefits-us.com

ingemployeebenefits-us.net

ingespanol.com

ingexecutivebenefits.com

ingexecutivebenefitssolar.com

ingfa.com

ingfacebook.com

ingfinancial.net

ingfinancialadvisers.com

ingfinancialadvisors.com

ingfinancialpartner.com

ingfinancialpartners.com

ingfinancialpartners.net

ingfinancialsolutions.com

ingfixedannuities.com

ingfixeddesign.com

ingforelife.com

ingforlife.com

ingforlife.mobi

ingforlife.net

ingforprofessionals.com

ingforprofessionals.net

ingforprofessionals.org

ingforretirement.com

ingfourlife.com

ingfp.com

ing-fs.com

ingfunds.com

ingfunds.net

inggiving.com

ingglobalopportunities.com

ingglobalperspectives.com

inggoldenamerican.com

inghawaii.com

inghomeguard.com

inghomeguard.net

inghomeguard.org

inghospitality.com

ing-ifs.com

ingindividualretirement.com

inginsight.com

inginstantterm.com

inginvestment.com

inglaces.com

inglife101.com

inglifeinsurance.com

inglifeinsurance.net

inglifeinsurancequote.com

inglifepayplus.com

inglifeplaybook.biz

inglifeplaybook.com

inglifeplaybook.net

inglifeplaybook.org

inglifeplaybook.us

inglifeproductavenue.com

inglifeproductavenue.net

inglifepromocenter.com

ingliferetirementplanning.com

inglifeservicecenter.com

inglifesolar.com

ingmarketingcentral.com

ingmarketingsuite.com

ingmortgageterm.com

ingmortgageterm.net

ingmortgageterm.org

ingmyretirement.com

ingnationaltrust.com

ingnorthamerica.com

ingontrack.com

ingorangelaces.com

ingorangelaces.org

ingorangeshoelaces.com

ingpartners.com

ingplanning4retirement.com

ingplans.com

ingplans.net

ingplans.org

ingpremiumfinance.com

ingpreparingforretirement.com

ingpresents.com

ingproducercenter.com

ingproducerwebinar.com

ingprofessionals.biz

ingprofessionals.com

ingprofessionals.net

ingprofessionals.org

ingremote.com

ingrepcertification.com

ingresourceavenue.com

ingretailretirementservices.com

ingretailretirementsolutions.com

ingretirement.com

ingretirementdirect.com

ingretirementplan.com

ingretirementplans.com

ingretirementplans.net

ingretirementresearch.com

ingretireplanning.com

ingrfsb.com

ingrollover.com

ingrollovers.com

ingrunforsomethingbetter.com

ingrunforsomethingbetter.org

ing-securitylife.com

ingselectadvantage.com

ingselectadvantageira.com

ingservicecenter.com

ingsimplylife.com

ingsmartworks.com

ingsmartworks.net

ingsmartworks.org

ingsso.com

ingstayingontrack.com

ingtermesubmit.com

ingtermesubmit.net

ingtermesubmit.org

ingtermlifesuite.com

ingtrainingcenter.com

ingtransfertool.com

ing-usa.com

ing-usa.net

ing-usafoundation.com

ingusamailtest.com

ingva.com

ingvariable.com

ingvariableannuities.com

ingvariableannuity.com

ingvasecure.com

ingvfc.com

ingyournumber.com

ing-yournumber.com

ing-your-number.com

ingyournumber.net

ing-yournumber.net

ing-your-number.net

ingyournumber.org

ingyourretirement.com

Schedule 4

Redirected Domain Names

ing.us

ing401k.com

ing401kinfocenter.com

ing4life.com

ing4life.mobi

ing4life.net

ingadvantageselect.com

ingadvisoryservices.com

ing-agency.com

ingamericas.biz

ingamericas.com

ingamericas.info

ingamericas.net

ingamericas.org

ingannuities.com

ingannuitiesillustrations.com

ingannuitiesmarketing.com

ingannuityasset.com

ingbenefits.com

ingbrokerage.com

ingbusinessplanning.com

ingcircleofexcellence.com

ingclt.com

ingcompareme.com

ingebonline.com

ingeducatorsdirect.com

ingeducatorsdirect.net

ingemployeebenefits-us.com

ingemployeebenefits-us.net

ingespanol.com

ingexecutivebenefits.com

ingexecutivebenefitssolar.com

ingfa.com

ingfinancial.net

ingfinancialadvisers.com

ingfinancialadvisors.com

ingfinancialpartner.com

ingfinancialpartners.com

ingfinancialpartners.net

ingfinancialsolutions.com

ingfixedannuities.com

ingfixeddesign.com

ingforelife.com

ingforlife.com

ingforlife.mobi

ingforlife.net

ingforprofessionals.com

ingforprofessionals.net

ingforprofessionals.org

ingforretirement.com

ingfourlife.com

ingfp.com

ing-fs.com

ingfunds.com

ingfunds.net

inggiving.com

ingglobalopportunities.com

ingglobalperspectives.com

inggoldenamerican.com

inghawaii.com

inghomeguard.com

inghomeguard.net

inghomeguard.org

inghospitality.com

ing-ifs.com

ingindividualretirement.com

inginsight.com

inginstantterm.com

inginvestment.com

inglaces.com

inglife101.com

inglifeinsurance.com

inglifeinsurance.net

inglifeinsurancequote.com

inglifepayplus.com

inglifeplaybook.biz

inglifeplaybook.com

inglifeplaybook.net

inglifeplaybook.org

inglifeplaybook.us

inglifeproductavenue.com

inglifeproductavenue.net

inglifepromocenter.com

ingliferetirementplanning.com

inglifeservicecenter.com

inglifesolar.com

ingmarketingcentral.com

ingmarketingsuite.com

ingmortgageterm.com

ingmortgageterm.net

ingmortgageterm.org

ingmyretirement.com

ingnationaltrust.com

ingnorthamerica.com

ingontrack.com

ingorangelaces.com

ingorangelaces.org

ingorangeshoelaces.com

ingpartners.com

ingplanning4retirement.com

ingplans.com

ingplans.net

ingplans.org

ingpremiumfinance.com

ingpreparingforretirement.com

ingpresents.com

ingproducercenter.com

ingproducerwebinar.com

ingprofessionals.biz

ingprofessionals.com

ingprofessionals.net

ingprofessionals.org

ingremote.com

ingrepcertification.com

ingresourceavenue.com

ingretailretirementservices.com

ingretailretirementsolutions.com

ingretirement.com

ingretirementdirect.com

ingretirementplan.com

ingretirementplans.com

ingretirementplans.net

ingretirementresearch.com

ingretireplanning.com

ingrfsb.com

ingrollover.com

ingrollovers.com

ingrunforsomethingbetter.com

ingrunforsomethingbetter.org

ing-securitylife.com

ingselectadvantage.com

ingselectadvantageira.com

ingservicecenter.com

ingsimplylife.com

ingsmartworks.com

ingsmartworks.net

ingsmartworks.org

ingsso.com

ingstayingontrack.com

ingtermesubmit.com

ingtermesubmit.net

ingtermesubmit.org

ingtermlifesuite.com

ingtrainingcenter.com

ingtransfertool.com

ing-usa.com

ing-usa.net

ing-usafoundation.com

ingusamailtest.com

ingva.com

ingvariable.com

ingvariableannuities.com

ingvariableannuity.com

ingvasecure.com

ingvfc.com

ingyournumber.com

ing-yournumber.com

ing-your-number.com

ingyournumber.net

ing-yournumber.net

ing-your-number.net

ingyournumber.org

ingyourretirement.com

Schedule 5

Your Number Campaign Marks

Link to ING U.S. Internet Site:

http://www.ingyournumber.com/

Link to Advertising Examples:

http://www.youtube.com/watch?v=PZtDU5gXxDc&feature=relmfu

http://www.youtube.com/watch?v=YzkhDNfXfLE&feature=related

http://www.youtube.com/watch?v=cDzUUJSgzyY&playnext=1&list=PL569CE5FA52BD2A28&feature=results_main

Exhibit A

ING Corporate Branding Guidelines, version 2007

Exhibit B

Joinder Agreement

Exhibit A

CO-EXISTENCE AGREEMENT